Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


          We have issued our report dated June 15, 2004, accompanying the financial statements included in the Annual Report of APA Optics, Inc. on Form 10-K for the year ended March 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of APA Optics, Inc. on Forms S-8 (File No. 333-74214, effective November 30, 2001; File No. 333-44500, effective August 25, 2000; File No. 333-44488, effective  August  25,  2000;  and File No. 333-44486, effective August 25,
     2000).



/s/GRANT  THORNTON  LLP


Minneapolis,  Minnesota
June  29,  2004


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